                                                        EXHIBIT 11
                                                        ----------

                                        CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES
                             COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                                          (in thousands, except per share data)
                                                       (unaudited)

                                                                         For the Six Months Ended August 31,
                                                           ---------------------------------------------------------------
                                                                     1997                                 1996
                                                           --------------------------           --------------------------
                                                                               Fully                                Fully
Net income per common and common equivalent share:         Primary            Diluted           Primary            Diluted
                                                           -------            -------           -------            -------
Net income available to common and common equivalent
  shares                                                   $ 22,411          $ 22,411           $ 13,442          $ 13,442
Adjustments                                                    --                --                 --                --
                                                           --------          --------           --------          --------
Net income available to common and common equivalent
  shares                                                   $ 22,411          $ 22,411           $ 13,442          $ 13,442
                                                           ========          ========           ========          ========
Shares:
Weighted average common shares outstanding                   18,665            18,665             19,553            19,553
Adjustments:
  (1) Assumed exercise of incentive stock options               571               750                204               204
  (2) Assumed exercise of stock options                        --                   1                 38                38
                                                           --------          --------           --------          --------
Weighted average common and common equivalent
  shares outstanding                                         19,236            19,416             19,795            19,795
                                                           ========          ========           ========          ========
Net income per common and common equivalent share          $   1.17          $   1.15           $   0.68          $   0.68
                                                           ========          ========           ========          ========

                                                                        For the Three Months Ended August 31,
                                                           ---------------------------------------------------------------
                                                                     1997                                 1996
                                                           --------------------------           --------------------------
                                                                               Fully                                Fully
Net income per common and common equivalent share:         Primary            Diluted           Primary            Diluted
                                                           -------            -------           -------            -------
Net income available to common and common equivalent
  shares                                                   $ 12,365          $ 12,365           $  4,941          $  4,941
Adjustments                                                    --                --                 --                --
                                                           --------          --------           --------          --------
Net income available to common and common equivalent
  shares                                                   $ 12,365          $ 12,365           $  4,941          $  4,941
                                                           ========          ========           ========          ========
Shares:
Weighted average common shares outstanding                   18,559            18,559             19,477            19,477
Adjustments:
  (1) Assumed exercise of incentive stock options               683               758                152               152
  (2) Assumed exercise of stock options                        --                   1                 24                24
                                                           --------          --------           --------          --------
Weighted average common and common equivalent
  shares outstanding                                         19,242            19,318             19,653            19,653
                                                           ========          ========           ========          ========
Net income per common and common equivalent share          $   0.64          $   0.64           $   0.25          $   0.25
                                                           ========          ========           ========          ========
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